Exhibit 99.1

100 N. Broadway Ave
FOR IMMEDIATE RELEASE	Oklahoma City, OK 73102
Thursday, January 23, 2025	www.bancfirst.bank

BANCFIRST CORPORATION REPORTS FOURTH QUARTER EARNINGS

BancFirst Corporation (NASDAQ GS:BANF) reported net income of $56.5 million, or $1.68 diluted earnings per share, for the fourth quarter of 2024 compared to net income of $48.9 million, or $1.46 diluted earnings per share, for the fourth quarter of 2023. Net income for the year ended December 31, 2024 was $216.4 million, or $6.44 diluted earnings per share, compared to $212.5 million, or $6.34 diluted earnings per share, for the year ended December 31, 2023.

The Company’s net interest income for the fourth quarter of 2024 increased to $115.9 million compared to $105.1 million for the same period in 2023. Increased loan volume was the primary driver of the change in net interest income, but was partially offset by the impact of the shifting mix between interest-bearing and noninterest-bearing deposits. Net interest margin for the quarter ended December 31 was 3.68% in 2024 compared to 3.67% in 2023. In the fourth quarter of 2024, the Company reversed $1.4 million of allowance for credit losses resulting in a nominal decrease in the allowance as a percentage of loans when compared to a year ago and no change from prior quarter.

Noninterest income for the quarter totaled $47.0 million compared to $45.2 million last year. Trust revenue, treasury income, sweep fees and insurance commissions each increased when compared to fourth quarter last year. Also contributing to the period over period change was a $355,000 gain on equity securities recorded in the fourth quarter of 2024 compared to a loss of $1.4 million during the same period last year.

Noninterest expense for the quarter increased to $92.3 million compared to $89.8 million in the fourth quarter last year. The increase in noninterest expense was primarily related to growth in salaries and employee benefits of $3.6 million. This increase was partially offset by a lower write-down of other real estate owned of $3.9 million in 2024 compared to $5.2 million in 2023.

At December 31, 2024, the Company’s total assets were $13.6 billion, an increase of $1.2 billion from December 31, 2023. Loans grew $373.0 million from December 31, 2023, totaling $8.0 billion at December 31, 2024. Deposits totaled $11.7 billion, an increase of $1.0 billion from year-end 2023. Sweep accounts totaled $5.2 billion at December 31, 2024, up $871.6 million from December 31, 2023. The Company’s total stockholders’ equity was $1.6 billion, an increase of $187.3 million from the end of 2023.

Nonaccrual loans totaled $58.0 million, representing 0.72% of total loans at December 31, 2024 compared to 0.32% at year-end 2023. The allowance for credit losses to total loans was 1.24% at the end of 2024 compared to 1.26% at December 31, 2023. Net charge-offs of $985,000 for the quarter remained relatively stable when compared to $976,000 for the fourth quarter last year.

BancFirst Corporation CEO David Harlow commented, “The Company reported record net income and record earnings per share for the fourth consecutive year. Loan growth was the primary driver of improved results in 2024 when compared to last year while asset quality remained strong. The return of deposit growth was encouraging albeit entirely in the interest bearing and time segments. Our outlook for 2025 is positive overall as the economy in our region of the country continues to perform well.”

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company. The Company operates three subsidiary banks, BancFirst, an Oklahoma state-chartered bank with 104 banking locations serving 59 communities across Oklahoma, Pegasus Bank, a Texas state-chartered bank with three banking locations in the Dallas Metroplex area, and Worthington Bank, a Texas state-chartered bank with three locations in the Fort Worth Metroplex area, one location in Arlington Texas and one location in Denton Texas. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

For additional information call:

Hannah Andrus, Chief Financial Officer at (405) 218-4174 or

David Harlow, Chief Executive Officer at (405) 270-1082.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2024	2024	2024	2024	2023
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Condensed Income Statements:
Net interest income	$115,917	$114,957	$109,896	$106,104	$105,066
(Benefit from) provision for credit losses	(1,400)	3,031	3,358	4,015	-
Noninterest income:
Trust revenue	5,551	5,672	5,490	5,088	5,106
Service charges on deposits	18,133	17,723	17,280	16,428	16,841
Securities transactions	355	(308)	317	(267)	(1,364)
Sales of loans	731	721	733	491	512
Insurance commissions	7,914	9,391	6,668	9,455	7,220
Cash management	9,221	9,189	9,149	8,651	7,878
Other	5,114	6,324	4,307	5,054	8,964
Total noninterest income	47,019	48,712	43,944	44,900	45,157

Noninterest expense:
Salaries and employee benefits	54,327	54,215	51,928	51,528	50,731
Occupancy expense, net	5,977	5,776	5,233	5,206	5,439
Depreciation	4,593	4,482	4,504	4,556	4,560
Amortization of intangible assets	887	886	887	886	887
Data processing services	2,726	2,720	2,696	2,616	2,224
Net expense from other real estate owned	6,446	2,751	1,656	2,202	7,870
Marketing and business promotion	2,719	2,168	2,246	2,256	2,653
Deposit insurance	1,653	1,645	1,614	1,438	1,332
Other	13,007	12,091	14,552	12,091	14,120
Total noninterest expense	92,335	86,734	85,316	82,779	89,816
Income before income taxes	72,001	73,904	65,166	64,210	60,407
Income tax expense	15,525	15,001	14,525	13,876	11,473
Net income	$56,476	$58,903	$50,641	$50,334	$48,934
Per Common Share Data:
Net income-basic	$1.71	$1.78	$1.53	$1.53	$1.48
Net income-diluted	1.68	1.75	1.51	1.50	1.46
Cash dividends declared	0.46	0.46	0.43	0.43	0.43
Common shares outstanding	33,216,519	33,122,689	33,022,124	32,966,678	32,933,018
Average common shares outstanding -
Basic	33,172,530	33,097,164	33,001,180	32,947,983	32,926,326
Diluted	33,750,993	33,646,549	33,525,061	33,513,412	33,483,691
Performance Ratios:
Return on average assets	1.67%	1.80%	1.61%	1.63%	1.58%
Return on average stockholders’ equity	14.04	15.14	13.72	13.96	13.98
Net interest margin	3.68	3.78	3.76	3.70	3.67
Efficiency ratio	56.67	52.99	55.46	54.82	59.79

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Twelve months ended
	December 31,
	2024	2023
Condensed Income Statements:
Net interest income	$446,874	$424,456
Provision for credit losses	9,004	7,458
Noninterest income:
Trust revenue	21,801	18,784
Service charges on deposits	69,564	77,367
Securities transactions	97	(1,828)
Sales of loans	2,676	2,607
Insurance commissions	33,428	30,615
Cash management	36,210	30,716
Other	20,799	27,147
Total noninterest income	184,575	185,408

Noninterest expense:
Salaries and employee benefits	211,998	199,986
Occupancy expense, net	22,192	21,027
Depreciation	18,135	18,657
Amortization of intangible assets	3,546	3,532
Data processing services	10,758	8,368
Net expense from other real estate owned	13,055	15,938
Marketing and business promotion	9,389	9,114
Deposit insurance	6,350	5,827
Other	51,741	50,009
Total noninterest expense	347,164	332,458
Income before income taxes	275,281	269,948
Income tax expense	58,927	57,483
Net income	$216,354	$212,465
Per Common Share Data:
Net income-basic	$6.55	$6.45
Net income-diluted	6.44	6.34
Cash dividends declared	1.78	1.66
Common shares outstanding	33,216,519	32,933,018
Average common shares outstanding -
Basic	33,055,152	32,919,348
Diluted	33,617,015	33,494,487
Performance Ratios:
Return on average assets	1.68%	1.75%
Return on average stockholders’ equity	14.23	15.89
Net interest margin	3.73	3.79
Efficiency ratio	54.98	54.51

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2024	2024	2024	2024	2023
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Balance Sheet Data:

Total assets	$13,554,314	$13,313,482	$12,737,318	$12,602,425	$12,372,042
Interest-bearing deposits with banks	3,315,932	2,743,578	2,299,019	2,341,604	2,172,001
Debt securities	1,211,754	1,376,913	1,441,365	1,534,651	1,555,095
Total loans	8,033,183	8,188,202	8,054,856	7,787,857	7,660,134
Allowance for credit losses	(99,497)	(101,882)	(99,626)	(97,267)	(96,800)
Noninterest-bearing demand deposits	3,907,060	3,858,670	3,815,818	3,849,807	3,982,226
Money market and interest-bearing checking deposits	5,231,327	5,122,457	4,930,853	4,901,081	4,699,865
Savings deposits	1,110,020	1,082,855	1,084,266	1,076,181	1,056,404
Time deposits	1,470,139	1,410,370	1,184,665	1,082,552	961,627
Total deposits	11,718,546	11,474,352	11,015,602	10,909,621	10,700,122
Stockholders' equity	1,621,187	1,584,575	1,512,492	1,469,312	1,433,891
Book value per common share	48.81	47.84	45.80	44.57	43.54
Tangible book value per common share (non-GAAP)(1)	42.92	41.91	39.83	38.56	37.50
Balance Sheet Ratios:
Average loans to deposits	69.63%	72.27%	72.25%	71.97%	70.52%
Average earning assets to total assets	93.14	93.02	92.77	92.67	92.42
Average stockholders' equity to average assets	11.87	11.88	11.71	11.65	11.30
Asset Quality Data:
Past due loans	$7,739	$4,628	$4,280	$6,332	$9,542
Nonaccrual loans (3)	57,984	45,481	44,021	41,996	24,573
Other real estate owned and repossessed assets	33,665	39,519	38,497	35,116	34,200
Nonaccrual loans to total loans	0.72%	0.56%	0.55%	0.54%	0.32%
Allowance to total loans	1.24	1.24	1.24	1.25	1.26
Allowance to nonaccrual loans	171.59	224.01	226.32	231.61	393.92
Net charge-offs to average loans	0.01	0.01	0.01	0.05	0.02

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$1,621,187	$1,584,575	$1,512,492	$1,469,312	$1,433,891
Less goodwill	182,263	182,263	182,263	182,263	182,263
Less intangible assets, net	13,158	14,045	14,931	15,818	16,704
Tangible stockholders’ equity (non-GAAP)	$1,425,766	$1,388,267	$1,315,298	$1,271,231	$1,234,924
Common shares outstanding	33,216,519	33,122,689	33,022,124	32,966,678	32,933,018
Tangible book value per common share (non-GAAP)	$42.92	$41.91	$39.83	$38.56	$37.50

(1) Refer to the “Reconciliation of Tangible Book Value per Common Share (non-GAAP)” Table.

(2) Tangible book value per common share is stockholders’ equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(3) Government Agencies guarantee approximately $9.0 million of nonaccrual loans at December 31, 2024.

	BancFirst Corporation
	Consolidated Average Balance Sheets
	And Interest Margin Analysis
	Taxable Equivalent Basis
	(Dollars in thousands - Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2024			December 31, 2024
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$8,084,358	$141,152	6.93%	$7,958,463	$555,426	6.96%
Securities – taxable	1,341,045	7,846	2.32	1,448,103	34,300	2.36
Securities – tax exempt	2,236	22	3.82	2,415	93	3.85
Interest-bearing deposits with banks and FFS	3,097,982	37,553	4.81	2,553,503	134,941	5.27
Total earning assets	12,525,621	186,573	5.91	11,962,484	724,760	6.04

Nonearning assets:
Cash and due from banks	205,093			201,666
Interest receivable and other assets	819,199			810,732
Allowance for credit losses	(101,395)			(99,098)
Total nonearning assets	922,897			913,300
Total assets	$13,448,518			$12,875,784

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Money market and interest-bearing checking deposits	$5,165,391	$44,302	3.40%	$4,992,037	$181,201	3.62%
Savings deposits	1,095,677	8,754	3.17	1,076,837	36,256	3.36
Time deposits	1,437,296	16,344	4.51	1,219,253	55,450	4.54
Short-term borrowings	2,990	32	4.30	4,999	235	4.69
Subordinated debt	86,148	1,032	4.75	86,127	4,123	4.77
Total interest-bearing liabilities	7,787,502	70,464	3.59	7,379,253	277,265	3.75

Interest free funds:
Noninterest-bearing deposits	3,911,434			3,842,049
Interest payable and other liabilities	153,812			138,007
Stockholders’ equity	1,595,770			1,516,475
Total interest free funds	5,661,016			5,496,531
Total liabilities and stockholders’ equity	$13,448,518			$12,875,784
Net interest income		$116,109			$447,495
Net interest spread			2.32%			2.29%
Effect of interest free funds			1.36%			1.44%
Net interest margin			3.68%			3.73%